Exhibit 99.1

For Immediate Release

U-Swirl, Inc. Announces Management and Operational Changes to Enhance Franchise Support, Profitability and Cash Flow

Bryan Merryman Appointed Chairman and CEO of U-Swirl, Inc., along with a Proven Management Team Focused on “Consolidation” Strategy within Frozen Dessert Industry

HENDERSON, Nevada--(Marketwired – September 9, 2014) - U-Swirl, Inc. (OTCQB: SWRL) (“U-Swirl” or “the Company”), parent to U-SWIRL International, Inc., through which it owns and franchises self-serve frozen yogurt cafés, today announced that its Board of Directors has appointed Bryan Merryman Chairman and Chief Executive Officer of the Company, replacing Ulderico Conte, the Company’s previous CEO. Mr. Merryman will also replace Frank Crail as the Company’s Chairman of the Board. Mr. Crail will continue to serve on the Board of Directors. The Board of Directors also appointed two additional experienced and proven executives to its management team: Alan Stribling, formerly CEO of Yogurtini, as the Company’s new President; and Jeremy Kinney, Vice President of Finance at Rocky Mountain Chocolate Factory, Inc., as the Company’s new Chief Financial Officer.

U-Swirl, Inc. is majority-owned by Rocky Mountain Chocolate Factory, Inc., which acquired a 60 percent equity interest in the Company in January 2013. Mr. Merryman has served as Chief Financial Officer of Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) since December 1997 and as Chief Operating Officer and a Director of Rocky Mountain Chocolate Factory, Inc. since January 2000. He will continue to serve in these executive capacities with Rocky Mountain Chocolate Factory, Inc., in addition to his new executive roles at U-Swirl, Inc.

Before joining Rocky Mountain Chocolate Factory, Mr. Merryman was a principal in Knightsbridge Holdings, Inc., a leveraged buyout firm, and he served as Chief Financial Officer of Super Shops, Inc., a retailer and manufacturer of aftermarket auto parts. Prior to July 1996, Mr. Merryman was employed for more than 11 years by Deloitte & Touche LLP, where he was a Senior Manager at the time of his resignation from the international auditing and consulting firm.

Mr. Stribling served as CEO of YHI, Inc. (Yogurtini Franchising) from 2009 to 2013, and he was one of the founders of the Yogurtini self-serve frozen yogurt concept. From 2002 to 2009, he was Chief Operating Officer of PKC Construction Co., a commercial general contractor focused on retail, restaurant, office and medical office tenant finish construction. He was a Founder of Technology Resource Group in 1992, which was sold to a competitor in early 2002. Technology Resource Group provided technology support to small and mid-sized businesses, including computer network systems and telephony systems.

Mr. Kinney has served as Vice President of Finance at Rocky Mountain Chocolate Factory, Inc. since May 2008. Since joining Rocky Mountain Chocolate Factory in March 1999, he has served in various operational and financial positions, including Corporate Controller, Director of Retail Operations and Operational Analysis.

The Company also announced an operational restructuring that is designed to enhance U-Swirl’s operating efficiencies, improve its franchise support capabilities, and rationalize its cost structure. When measured by the number of frozen yogurt cafés operated by the Company and its franchisees, U-Swirl has experienced dramatic growth during the past 18 months and currently ranks as the fourth-largest self-serve frozen yogurt chain in the industry. The Company and its franchisees currently operate approximately 298 frozen yogurt cafés in 37 states and 4 foreign countries. The number of cafés in its network has increased more than 330 percent since January 2013, largely due to the acquisition of 7 self-serve frozen yogurt franchising companies.

“During the past two years, U-Swirl has completed the acquisitions of seven self-serve frozen yogurt companies,” stated Bryan Merryman, the Company’s new CEO. “The next phase in our consolidation strategy involves taking the appropriate steps to maximize the returns on our investments in these acquisitions. We intend to do this by rationalizing the expense structures of the acquired companies; eliminating duplicative personnel, responsibilities and positions; taking advantage of volume purchasing discounts for raw materials and supplies; and working more closely with Rocky Mountain Chocolate Factory on franchise development and support programs and marketing strategies.” These changes will take effect on October 6, 2014, while existing management assists in an orderly transition.

Phase II of U-Swirl Consolidation Strategy

The following objectives will be pursued vigorously over the next 12-18 months:

●	Elimination of duplicate and/or redundant personnel positions in order to reduce corporate overhead.
●	Changes in U-Swirl’s corporate management team and Board of Directors that will enhance the Company’s ability to work more closely with its parent company (Rocky Mountain Chocolate Factory).
●

Taking advantage of the resources available from Rocky Mountain Chocolate Factory, which has over three decades of experience in the development and successful execution of franchisee support, franchise marketing, and in-store sales promotion strategies.

●	Closure of the Company’s corporate facility in Henderson, Nevada, and the relocation of the Company’s headquarters to Rocky Mountain Chocolate Factory’s facility in Durango, Colorado.

“We believe these actions will improve our ability to support the needs of our franchisees, allow our Company to operate in a much more cost-effective manner, and establish a template for assimilating future acquisitions into the U-Swirl organization,” concluded Merryman.

About U-Swirl, Inc.

U-Swirl, Inc. is an operator and franchisor of self-serve frozen yogurt cafés that offer frozen yogurt in 20 non-fat and low-fat flavors, including tart, traditional, and no-sugar-added options, along with fresh sorbet. Approximately 70 toppings such as fresh fruit, sauces, candies, and granola, are available to customize each serving of yogurt to the customer’s individual taste.

In January 2013, the Company acquired frozen yogurt café assets, franchise rights and certain other assets from Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) in exchange for a 60 percent controlling ownership interest in the Company, certain warrants and notes payable.

The Company and/or its franchisees and licensees currently operate approximately 298 self-serve frozen yogurt cafés in 37 states and 4 foreign countries. U-Swirl, Inc. common stock trades on the OTCQB under the symbol “SWRL”. Additional information on U-Swirl, Inc. is available on the Internet at www.u-swirl.com.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchisor of gourmet retail chocolate stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The company's common stock is listed on The Nasdaq Global Market under the symbol "RMCF." Additional information is available on the Internet at www.rmcf.com.

Rocky Mountain Chocolate Factory, Inc. also owns a majority interest in U-Swirl, Inc.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements”. These statements involve risks and uncertainties, and the Company undertakes no obligation to update any forward-looking information. Risks and uncertainties that could cause cash flows to decrease or actual results to differ materially include, without limitation, seasonality, consumer interest in the Company’s products, general economic conditions, consumer and retail trends, costs and availability of raw materials, competition, market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Readers are referred to the Company’s periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained in this press release is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions. The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise, and it undertakes no obligation to revise or update publicly any forward-looking statements for any reason. The cautionary statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

For Further Information, Please Contact

U-Swirl, Inc. Investor Relations at (970) 375-5679

or via email at info@u-swirl.com